                                                                  Exhibit 10(m).
                                                                  --------------
                                    ANNEX I


               SUPPLEMENTAL TERMS TO MASTER REPURCHASE AGREEMENT,
                     DATED AS OF NOVEMBER 9, 1995, BETWEEN
                    SALOMON BROTHERS HOLDING COMPANY INC AND
                        GREEN TREE FINANCIAL CORPORATION

1. APPLICABILITY. These Supplemental Terms (the "Supplemental Terms") to Master Repurchase Agreement (the "Master Repurchase Agreement", and collectively with these Supplemental Terms, the "Agreement") modify the terms and conditions under which the parties hereto, from time to time, enter into Transactions.

2.   ADDITIONAL DEFINITIONS.

     (a) Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Master Repurchase Agreement.

     (b)  "Buyer" shall refer to Salomon Brothers Holding Company Inc.

     (c) "Consumer Products" refers to consumer goods consisting of personal watercraft, motorcycles, all terrain vehicles, boats, outboard motors, boat trailers, horse trailers, pianos and organs, recreational vehicles and any other asset as shall be acceptable to Buyer in its sole discretion, financed by Seller pursuant to a Retail Installment Contract.

     (d) "Custodial Agreement" shall refer to a custodial agreement, among the parties having ownership interests in the related Securities and the party named as custodian therein, providing for the maintenance of ownership records relating to the Securities.

     (e)  "FHA" shall refer to the Federal Housing Administration of HUD.

     (f) "FHA/VA MH Contracts" shall refer to MH Contracts that are insured by the FHA or guaranteed by the Department of Veterans Affairs.

     (g) "Home Improvement Loans" means (i) first, second and third-lien home improvement retail installment contracts and promissory notes, whether conventional or insured by the Federal Housing Administration, and

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          including without limitation, all rights to receive payments which are due pursuant thereto and all other proceeds thereof (including any recourse rights against third persons) from and after the related Purchase Date, but excluding any rights to receive payments which are due prior to the related Purchase Date, and (ii) Unsecured Home Improvement Loans.

     (h)  "HUD" shall refer to the Department of Housing and Urban Development.

     (i) "Market Value" shall, in addition to the definition set forth in the Master Repurchase Agreement, provide that:

          (i) the Market Value of any Security shall be determined solely by Buyer;

         (ii) the Market Value of a Security shall be determined by valuing such Security net of any applicable servicing fee;

        (iii) that a value of zero shall be assigned to any Security which has been delinquent for thirty (30) days or more; and

         (iv) in no event shall the Market Value of a Security exceed the outstanding principal amount thereof.

     (j) "MH Contract" refers to a manufactured housing conditional sales contract, the ownership of which is evidenced by a Trust Receipt issued pursuant to a Custodial Agreement.

     (k)  "Owner" shall have the meaning set forth in the Custodial Agreement.

     (l) "Retail Installment Contract" refers to any retail installment contract between Seller and a third party obligor pursuant to which Seller finances a Consumer Product, all rights to receive payments which are due pursuant thereto, and any "purchase money security interest" (as defined in the Uniform Commercial Code) created in favor of Seller in the Consumer Product financed thereunder.

     (m) "Securities" shall refer to MH Contracts, Home Improvement Loans and Retail Installment Contracts; provided, however, that such MH Contracts, Home Improvement Loans and Retail Installment Contracts shall not be deemed to be securities for any federal securities law or state blue sky law purposes.

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

     (n)  "Seller" shall refer to Green Tree Financial Corporation.

     (o) "Step-Rate" shall refer to the rate of interest on a MH Contract which increases one year after origination to a rate that is specified on the date of origination.

     (p) "Title I Loan" shall refer to a Home Improvement Loan insured under the FHA's Title I Program.

     (q) "Transaction" shall, in addition to the definition set forth in the Master Repurchase Agreement, refer to deliveries of Securities or cash pursuant to Paragraph 4(a) of the Master Repurchase Agreement and substitutions pursuant to Paragraph 9 of the Master Repurchase Agreement.

     (r) "Trust Receipt" shall refer to the trust receipt issued by the party named as custodian in the Custodial Agreement that evidences ownership of the Securities indicated thereon.

     (s) "Unsecured Home Improvement Loans" shall refer to Home Improvement Loans that are not secured by mortgaged property.

3. CONFIRMATIONS. Each Confirmation shall be binding upon the parties hereto unless written notice of objection is given by the objecting party to the other party within two (2) business days after the objecting party's receipt of such Confirmation. In the case of Transactions involving MH Contracts, Home Improvement Loans or Retail Installment Contracts, the Purchased Securities shall be identified on a detailed listing to be provided by Seller to Buyer (a "List of MH Contracts" for MH Contracts, a "List of Home Improvement Loans" for Home Improvement Loans and a "List of Retail Installment Contracts" for Retail Installment Contracts) and may be identified in the related Confirmation by reference to such lists.

4. INCOME PAYMENTS. So long as no Event of Default shall have occurred and be continuing, Seller shall be entitled to all payments of principal and interest and principal prepayments payable to the holder of the Purchased Securities.

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

5.   SECURITY INTEREST.

     (a) In the event, for any reason, any Transaction is construed by any court as a secured loan rather than a purchase and sale, the parties intend that Buyer shall have a perfected first priority security interest in all of the Purchased Securities.

     (b) Seller shall pay all fees and expenses associated with perfecting such security interest including, without limitation, the cost of filing financing statements under the Uniform Commercial Code.

     (c) In the event that Buyer elects to engage in repurchase transactions with the Purchased Securities or otherwise elects to pledge or hypothecate the Purchased Securities, Seller shall, at the request of Buyer and at the expense of Seller, provide Buyer's counterparty in such repurchase transaction with an opinion of counsel to the effect that such counterparty has either an ownership interest or a perfected first priority security interest in such Purchased Securities.

6.   REPRESENTATIONS.

     (a) Each party represents and warrants, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

          (i) the execution, delivery and performance of the Agreement and the performance of each Transaction do not and will not result in or require the creation of any lien, security interest or other charge or encumbrance (other than pursuant hereto) upon or with respect to any of its properties; and

         (ii) the Agreement is, and each Transaction when entered into under the Agreement will be, a legal, valid and binding obligation of it enforceable against it in accordance with the terms of the Agreement.

     (b) Seller represents and warrants to Buyer, and shall on and as of the Purchase Date of any Transaction be deemed to represent and warrant, as follows:

          (i) the documents disclosed by Seller to Buyer pursuant to these Supplemental Terms are either original documents or genuine and true copies thereof;

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

         (ii) Seller is a separate and independent corporate entity from the custodian named in the Custodial Agreement, Seller does not own a controlling interest in such custodian either directly or through affiliates and no director or officer of Seller is also a director or officer of such custodian;

         (iii) Seller shall be at the time it delivers any Purchased Securities for any Transaction, and shall continue to be, through the Purchase Date relating to each such Transaction, the legal and beneficial owner of such Purchased Securities free and clear of any lien, security interest, option or encumbrance except for the security interest created by the Agreement;

          (iv) each MH Contract and Home Improvement Loan conforms, and through the Repurchase Date of the related Transaction shall continue to conform, to the securitization requirements of the most recent related pass-through transaction underwritten or placed on behalf of Seller or any affiliate thereof (which transaction has received an investment grade rating by Standard & Poor's Ratings Group, a division of McGraw-Hill, Inc. or Moody's Investors Service, Inc.) and otherwise conforms, and through the Repurchase Date of the related Transaction shall continue to conform, to the current standards of institutional securitization applicable to contracts and loans similar in nature to the MH Contracts and the Home Improvement Loans; all MH Contracts and Home Improvement Loans, individually and in the aggregate, substantially comply, and through the Repurchase Date of the related Transaction shall continue to substantially comply, with each related representation and warranty made in the most recent related pass-through transaction underwritten or placed on behalf of Seller or an affiliate thereof and will otherwise substantially comply, and through the Repurchase Date of the related Transaction shall continue to substantially comply, with each related representation or warranty customarily required under the current standards of institutional securitization applicable to contracts and loans similar in nature to the MH Contracts and the Home Improvement Loans;

         (v) each Retail Installment Contract conforms to the current standards of securitization in publicly

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               registered asset-backed offerings applicable to contracts similar in nature to the Retail Installment Contracts; all Retail Installment Contracts, individually and in the aggregate, will substantially comply with each related representation or warranty customarily required under the current standards of securitization in publicly registered, highly rated asset-backed offerings applicable to contracts similar to the Retail Installment Contracts;

         (vi) each MH Contract is, and through the Repurchase Date of the related Transaction will continue to be, secured by a manufactured housing unit that satisfies the conditions for backing a "mortgage related security" as described in Section 3(a)(41) of the Securities Exchange Act of 1934, as amended;

        (vii) each MH Contract, Home Improvement Loan and Retail Installment Contract was originated by Seller directly or through its correspondent network in its ordinary course of business and has not been purchased in any bulk transaction, unless otherwise expressly approved by Buyer in writing;

       (viii) each MH Contract, Home Improvement Loan and Retail Installment Contract was underwritten in accordance with the written underwriting standards of Seller furnished by Seller to Buyer, and no material change to such underwriting standards has occurred since the date of the last written revision to such standards was furnished to Buyer by Seller; and

       (ix) since the date of the most recent financial statement of Seller, delivered by it pursuant to Paragraph 9 hereof, there has been no material adverse change in the financial condition or results or operations of Seller.

     (c) Seller makes the representations and warranties to Buyer concerning the MH Contracts, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit A-1 hereto, with respect to those MH Contracts relating to manufactured housing that is not considered to be real property under applicable state law, and Exhibit A-2 hereto, with respect to those MH Contracts relating to manufactured housing that is considered to be real property under applicable state law. Seller further represents and warrants to Buyer that the

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          Exhibit A-1 and A-2 representations and warranties, as applicable, shall continue to be true for all MH Contracts through the Repurchase Date of the related Transaction.

     (d) Seller makes the representations and warranties to Buyer concerning the Home Improvement Loans, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit B hereto. Seller further represents and warrants to Buyer that the Exhibit B representations and warranties shall continue to be true for all Home Improvement Loans through the Repurchase Date of the related Transactions.

     (e) Seller makes the representations and warranties to Buyer concerning the Retail Installment Contracts, and shall as of the Purchase Date of any Transaction be deemed to make such representations and warranties, as are set forth at Exhibit C hereto. Seller further represents and warrants to Buyer that the Exhibit C representations and warranties shall continue to be true for all Retail Installment Contracts through the Repurchase Date of the related Transactions.

7.   EVENTS OF DEFAULT.

     (a) The term "Event of Default" shall, in addition to the definition set forth in the Master Repurchase Agreement, include the following events:

          (i) any governmental or self-regulatory authority shall take possession of Buyer or Seller or its property or appoint any receiver, conservator or other official, or such party shall take any action to authorize any of the actions set forth in this clause (i);

         (ii) Buyer shall have reasonably determined that Seller is or will be unable to meet its commitments under the Agreement, shall have notified Seller of such determination and Seller shall not have responded with appropriate information to the contrary to the satisfaction of Buyer within twenty-four (24) hours;

        (iii) the Agreement shall for any reason cease to create either an ownership interest (which ownership interest shall be confirmed upon request of Buyer in an opinion of counsel provided by Seller) or a valid, first priority security interest in any of

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               the Purchased Securities purported to be covered thereby;

         (iv) a final judgment by any competent court in the United States of America for the payment of money in an amount of at least $1,000,000 is rendered against the defaulting party, and the same remains undischarged for a period of 60 days during which execution of such judgment is not effectively stayed;

          (v) any representation or warranty made by Seller in the Agreement or the Custodial Agreement shall have been incorrect or untrue when made or repeated or when deemed to have been made or repeated or, in the case of continuing representations, shall be untrue in any material respect during the term of any Transaction under the Agreement; or

         (vi) HUD or the Federal Housing Administration shall have withdrawn or adversely modified its approval of Seller to act as an FHA-approved mortgagee and servicer (including an FHA-approved mortgagee and servicer under Title I).

     (b) Upon the occurrence and during the continuance of an Event of Default by Seller:

          (i) all rights of Seller to receive payments which it would otherwise be authorized to receive pursuant to Paragraph 4 of these Supplemental Terms shall cease, and all such rights shall thereupon become vested in Buyer, which shall thereupon have the sole right to receive such payments and apply them to the aggregate unpaid Repurchase Prices owed by Seller; and

         (ii) all payments which are received by Seller contrary to the provisions of the preceding clause (i) shall be received in trust for the benefit of Buyer and shall be segregated from other funds of Seller.

     (c) Any sale of Purchased Securities under Paragraph 11 of the Master Repurchase Agreement shall be conducted in a commercially reasonable manner.

8.   ADDITIONAL EVENTS OF TERMINATION.

     (a) At the option of Buyer, exercised by written notice to Seller, the Repurchase Date for each Transaction under

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          the Agreement shall be deemed to immediately occur in the event that:

          (i) Salomon Brothers Inc is not selected to be, or has resigned as, the lead manager or a co-manager for the securitization of any of the MH Contracts;

         (ii) in the judgment of Buyer a material adverse change shall have occurred in the business, operations, properties, prospects or condition (financial or otherwise) of Seller;

        (iii) Buyer shall request written assurances as to the financial well-being of Seller and such assurances shall not have been provided within twenty-four (24) hours of such request; or

         (iv) Seller shall be in default with respect to any normal and customary covenants under any contract or agreement to which it is a party (which covenants include, but are not limited to, an Act of Insolvency of Seller or the failure of Seller to make required payments under such contract or agreement as they become due).

     (b) The events specified in Paragraph 8(a) of these Supplemental Terms which may, at the option of Buyer, cause an acceleration of the Repurchase Date for each Transaction shall be in addition to any other rights of Buyer to cause such an acceleration under the Agreement.

9. FINANCIAL STATEMENTS. As of the date hereof, the parties hereto shall each provide the other with its audited year-end financial statements and its most recent publicly available interim financial statement. The parties hereto shall from time to time each provide the other with audited year-end financial statements and additional publicly available interim financial statements upon the other's reasonable request. Each delivery of Purchased Securities by Seller to Buyer hereunder will constitute a representation by Seller that there has been no material adverse change in Seller's financial condition not disclosed to Buyer since the date of Seller's most recent financial statement delivered to Buyer. Seller shall provide Buyer, from time to time at Seller's expense, with such information of a financial or operational nature as Buyer may reasonably request promptly upon receipt of such request.

10. USE OF PROCEEDS. Seller represents, warrants and covenants that none of the Purchase Price for any Purchased Securities will be used either directly or indirectly to acquire any

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

     security, as that term is defined in Regulation G or Regulation T of the Board of Governors of the Federal Reserve System, and that Seller has not taken any action that might cause any Transaction to violate any regulation of the Federal Reserve Board.

11. MINIMUM AND MAXIMUM TRANSACTION AMOUNTS; MARGIN. The parties hereto agree and acknowledge that Transactions hereunder will be entered into by Buyer in its sole discretion and that Buyer is under no obligation to enter into any Transaction with Seller. With respect to any Transaction and without limiting the discretion of Buyer referred to in the foregoing sentence and in Paragraph 16 of these Supplemental Terms:

     (a) the minimum amount of any Transaction under this Agreement shall have a Purchase Price of $5,000,000;

     (b) the aggregate outstanding Purchase Price for Purchased Securities that are Home Improvement Loans shall not exceed $100,000,000 at any one time;

     (c) the aggregate outstanding Purchase Price for Purchased Securities that are Unsecured Home Improvement Loans and Consumer Products shall not exceed $50,000,000 at any one time;

     (d) the aggregate outstanding Purchase Price for all Purchased Securities shall not exceed $300,000,000 at any one time; and

     (e) the percentage used to determine Buyer's Margin Amount shall be as mutually agreed upon by Buyer and Seller but in no event less than (i) 110% in the case of Transactions involving Home Improvement Loans (other than Unsecured Home Improvement Loans) and MH Contracts and
          (ii) 120% in the case of Transactions involving Unsecured Home Improvement Loans and Consumer Products.

12. REPURCHASE PRICE; PRICE DIFFERENTIAL. The Repurchase Price as of any date shall include that portion of the Price Differential that has accrued but has not been paid. The Price Differential shall accrue and be calculated on a daily basis for each MH Contract, Home Improvement Loan and Retail Installment Contract (such calculation to be made on the basis of a 360-day year and the actual number of days elapsed). The Price Differential shall be payable weekly in arrears to Buyer with respect to each MH Contract, Home Improvement Loan and Retail Installment Contract on the earlier of Friday of each week or the termination date for the related Transaction. The Price Differential for any MH

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     Contract, Home Improvement Loan and Retail Installment Contract shall be equal to the product of (i) the Purchase Price and (ii) a per annum percentage 50 basis points (or such other number of basis points as Buyer and Seller may mutually agree) in excess of the prevailing overnight rate on Federal funds (as reported on Page 5 of Telerate) existing at the opening of business on the date of calculation. Payment of the Price Differential to Buyer shall be made by wire transfer in immediately available funds.

13.  ADDITIONAL INFORMATION.

     (a) At any reasonable time, Seller shall permit Buyer, its agents or attorneys, to inspect and copy any and all documents and data in their possession pertaining to each Purchased Security that is the subject of such Transaction. Such inspection shall occur upon the request of Buyer at a mutually agreeable location during regular business hours and on a date not more than two (2) business days after the date of such request.

     (b) Seller agrees to provide Buyer from time to time with such information concerning Seller of a financial or operational nature as Buyer may request.

     (c) Seller shall provide Buyer with copies of all filings made by or on behalf of Seller or its affiliates with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended, promptly upon making such filings.

14. BUYER MAY REJECT SECURITIES. Buyer may, in its sole discretion, refuse to purchase any Security offered for sale by Seller under the Agreement or offered as Additional Purchased Securities pursuant to Paragraph 4(a) or for substitution pursuant to Paragraph 9 of the Master Repurchase Agreement or may require an immediate repurchase of any such Security in the manner provided in the Custodial Agreement. Seller shall have no right to object to such repurchase.

15.  MARGIN MAINTENANCE.

     (a) Paragraph 4(a) of the Master Repurchase Agreement is hereby modified to provide that if the notice to be given by Buyer to Seller under such paragraph is given at or prior to 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash to Buyer prior to the close of business in New York City on the date of such notice, and if such

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

          notice is given after 10:00 a.m. New York City time, Seller shall transfer the Additional Purchased Securities or cash prior to the close of business in New York City on the business day following the date of such notice.

     (b) Additional Purchased Securities that are MH Contracts, Home Improvement Loans and Retail Installment Contracts that are transferred by Seller to Buyer pursuant to Paragraph 4(a) of the Master Repurchase Agreement shall be transferred to the Custodian for the benefit of Buyer pursuant to the provisions of the Custodial Agreement. Any cash transferred by Seller to Buyer shall be sent via wire transfer in immediately available funds to the account designated by Buyer.

     (c) Paragraph 4 of the Master Repurchase Agreement is hereby amended by adding the following at the end thereof:

               "(e) In the case of any Transactions that have a term greater than one business day, any cash paid by either party in respect of a margin payment or reduction made pursuant to paragraph 4(a) or (b) shall be deemed to neither increase or decrease the Purchase Price for purposes of calculating the Price Differential."

16. TRANSACTIONS OPTIONAL; NO COMMITMENT. Notwithstanding any other provision of the Agreement or the Custodial Agreement to the contrary, Buyer shall be under no obligation to enter into Transactions with Seller and the initiation of each Transaction is subject to the approval of Buyer in its sole discretion.

17. ADDITIONAL CONDITIONS. Prior to entering into the initial Transaction under this Agreement, Seller shall cause each of the following conditions to occur:

     (a) A Custodial Agreement relating to the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts, in form and substance satisfactory to Buyer, shall have been executed and delivered by the parties thereto;

     (b) Seller shall have disclosed information satisfactory to Buyer with respect to the scheduled maturities and termination provisions of all outstanding credit facilities and debt of Seller; and

     (c) Seller shall, on the Purchase Date of the first Transaction hereunder and, upon the request of Buyer, on the Purchase Date of any subsequent Transaction, cause to be delivered to Buyer, with reliance thereon permitted as to any person or entity that purchases the Securities from Buyer in a repurchase transaction, an opinion of counsel, in form and substance satisfactory to Buyer and its counsel, concerning (i) the authorization and authority of Seller to enter into the Agreement and the Custodial Agreement and Transactions thereunder, (ii) the ownership interest or perfected security interest of Buyer or its agent in the Purchased Securities and (iii) such other matters as Buyer may reasonably require.

18.  SERVICING ARRANGEMENTS.

     (a) The parties hereto agree and acknowledge that, notwithstanding the purchase and sale of the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts contemplated hereby, Seller shall continue to service the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts for the benefit of Buyer and, if Buyer shall exercise its rights to sell the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts pursuant to this Agreement prior to the related Repurchase Date, Buyer's assigns; provided, however, that the obligation of Seller to service the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts for the benefit of Buyer as aforesaid shall cease upon the payment to Buyer of the Repurchase Price therefor.

     (b) Seller shall service the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts and shall enforce its rights and the rights of the beneficial owner thereunder in accordance with the standards of a prudent lender in the manufactured housing industry, the home improvement loan industry and the consumer finance industry, as applicable.

     (c) Seller shall service all FHA/VA MH Contracts and all FHA/VA Home Improvement Loans in a manner such that such insurance or guarantee will not be impaired and will remain in full force and effect.

     (d) Buyer may, in its sole discretion if an Event of Default shall have occurred and be continuing, without payment of any termination fee or any other amount to Seller, (i) sell its right to the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts on a servicing released basis or (ii) terminate Seller as servicer of the MH Contracts, the

          Home Improvement Loans and the Retail Installment Contracts with or without cause.

19. TRANSFERS TO THIRD PARTIES. Buyer and Seller agree that, notwithstanding any provision of the Agreement or the Custodial Agreement to the contrary, Buyer may engage in repurchase transactions with the Purchased Securities and may otherwise pledge or hypothecate the Purchased Securities, provided that no such transaction shall relieve Buyer of its obligations under the Agreement.

20. SINGLE AGREEMENT. Paragraph 12 of the Master Repurchase Agreement is amended by adding at the end thereof the following:

          "Each party to the Agreement agrees that, upon an Act of Insolvency by a party hereto (such party being herein referred to as "Party A") or any of its affiliates or the default by Party A or any of its affiliates under any transaction with the other party hereto or any of such other party's affiliates (such other party or any of its affiliates, a "Non-Defaulting Party"), each Non-Defaulting Party may:
          (a) liquidate any transaction between Party A and any Non-Defaulting Party, (b) reduce any amounts due and owing to Party A under this or any other transactions between Party A and any Non-Defaulting Party by setting off against such amounts any amounts due and owing to a Non-Defaulting Party by Party A or any of Party A's affiliates, and (c) treat all security for any transactions between Party A and any Non-Defaulting Party as security for all transactions between Party A or any of Party A's affiliates and any Non-Defaulting Party.

21. NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. Buyer and Seller hereby agree to submit to the courts of the State of New York in any action or proceeding arising out of this Agreement. Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

22. BINDING TERMS. All of the covenants, stipulations, promises and agreements in the Agreement shall bind the successors and assigns of the parties hereto, whether expressed or not.

23. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

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24.  INCORPORATION OF TERMS.  The Master Repurchase Agreement as supplemented hereby shall be read, taken and construed as one and the same instrument.

                                                                    EXHIBIT A-1
                                                                    -----------


                 Representations with respect to MH Contracts
                        (not relating to real property)
                 --------------------------------------------


     A. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

     B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

     C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

     D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     E. Insurance. Seller or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if the Seller has determined that no such policy exists, Seller has arranged for such insurance and has billed the related obligor through its loan account

     F. Origination. The MH Contract was originated by a manufactured housing dealer or Seller in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Seller in the regular course of its business.

     G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to the Custodian or the ownership of the MH Contracts by the Owner unlawful.

                                     A-1-1

     H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by the Custodian or the Owner's ownership of the MH Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

     I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

     J. Valid Security Interest. The MH Contract creates a valid and enforceable perfected first priority security interest in favor of Seller in the manufactured home covered thereby as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract; such security interest has been assigned by Seller to the Custodian, and the Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

     K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.

     L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Seller purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Seller has not sold, assigned or pledged the MH Contract to any Person other than the Custodian.

     M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

     N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.

                                     A-1-2

     O. Equal Installments. The MH Contract has either a fixed rate or a Step-Rate and provides for level monthly payments which fully amortize the loan over its term.

     P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     Q. One Original. There is only one original executed MH Contract, which is held by Seller.

     R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Seller's underwriting guidelines in effect at the time the MH Contract was originated.

     S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

     T. Not Real Estate. The related manufactured home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located and such manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.

     U. Notation of Security Interest. If the related manufactured home is located in a state in which notation of a security interest on the title document is required or permitted to perfect such security interest, the title document shows, or if a new or replacement title document with respect to such manufactured home is being applied for such title document will be issued within 180 days and will show, Seller as the holder of a first priority security interest in such manufactured home. If the related manufactured home is located in a state in which the filing of a financing statement under the UCC is required to perfect a security interest in manufactured housing, such filings or recordings have been duly made and show Seller as secured party. In either case, the Custodian has the same rights as the secured party of record would have (if such secured party were still the owner of the MH Contract) against all Persons claiming an interest in such manufactured home.

     V. Qualified Mortgage for REMIC. Each MH Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and the related manufactured home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code.

                                     A-1-3

     W. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

     X. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.

                                     A-1-4

                                                                    EXHIBIT A-2
                                                                    -----------


                 Representations with respect to MH Contracts
                          (relating to real property)
                 --------------------------------------------


     A. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

     B. No Waivers. The terms of the MH Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the MH Contract file.

     C. Binding Obligation. The MH Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

     D. No Defenses. The MH Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the MH Contract or the exercise of any right thereunder will not render the MH Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     E. Insurance. Seller or its agent has monitored the existence of a hazard insurance policy with respect to the manufactured home securing a MH Contract and if the Seller has determined that no such policy exists, Seller has arranged for such insurance and has billed the related obligor through its loan account

     F. Origination. The MH Contract was originated by a manufactured housing dealer or Seller in the regular course of its business and, if originated by a manufactured housing dealer, was purchased by Seller in the regular course of its business.

     G. Lawful Assignment. The MH Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the MH Contract to the Custodian or the ownership of the MH Contracts by the Owner unlawful.

                                     A-2-1

     H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the MH Contract have been complied with and such compliance is not affected by the holding of the MH Contracts by the Custodian or the Owner's ownership of the MH Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

     I. MH Contract in Force. The MH Contract has not been satisfied or subordinated in whole or in part or rescinded, and the manufactured home securing the MH Contract has not been released from the lien of the MH Contract in whole or in part.

     J. Interest in Real Property. Each mortgage is a valid first lien in favor of Seller on real property securing the amount owed by the obligor under the related MH Contract subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally in the area wherein the property subject to the mortgage is located or specifically reflected in the appraisal obtained in connection with the origination of the related MH Contract obtained by Seller and (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such Mortgage. Seller has assigned all of its right, title and interest in such MH Contract and related mortgage, including the security interest in the manufactured home covered thereby, to the Custodian. The Custodian has and will have a valid and perfected and enforceable first priority security interest in such MH Contract. The MH Contract creates a valid and enforceable perfected first priority security interest in favor of Seller in the manufactured home covered thereby as security for payment of the outstanding principal balance of such MH Contract and all other obligations of the obligor under such MH Contract; such security interest has been assigned by Seller to the Custodian, and the Custodian has and will, on behalf of the Owners of the MH Contracts, have a valid and perfected and enforceable first priority security interest in such manufactured home.

     K. Capacity of Parties. All parties to the MH Contract had capacity to execute the MH Contract.

                                     A-2-2

     L. Good Title. In the case of a MH Contract purchased from a manufactured housing dealer, Seller purchased the MH Contract for fair value and took possession thereof in the ordinary course of its business, without knowledge that the MH Contract was subject to a security interest. Seller has not sold, assigned or pledged the MH Contract to any Person other than the Custodian.

     M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the MH Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such MH Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

     N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the manufactured home securing the MH Contract which are or may be liens prior to, or equal or coordinate with, the lien of the MH Contract.

     O. Equal Installments. The MH Contract has either a fixed rate or a Step-Rate and provides for level monthly payments which fully amortize the loan over its term.

     P. Enforceability. The MH Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     Q. One Original. There is only one original executed MH Contract, which is held by Seller.

     R. Loan-to-Value Ratio. At the time of its origination each MH Contract had a Loan-to-Value Ratio not greater than 95%; if the related manufactured home was new at the time such MH Contract was originated, the original principal balance of such MH Contract was not in excess of that permitted by Seller's underwriting guidelines in effect at the time the MH Contract was originated.

     S. Primary Resident. At the time of origination of the MH Contract the obligor was the primary resident of the related manufactured home or the primary resident was the child of the obligor.

     T. Good Repair. The related manufactured home is, to the best of Seller's knowledge, free of damage and in good repair.

     U. Qualified Mortgage for REMIC. Each MH Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code, and

                                     A-2-3
the related manufactured home is "manufactured housing" within the meaning of
Section 25(e)(10) of the Code.

     V. FHA/VA MH Contracts. If the MH Contract is a FHA/VA MH Contract, the MH Contract has been serviced in accordance with the FHA/VA regulations, the insurance or guarantee of the MH Contract under FHA/VA regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee.

     W. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the MH Contracts.

                                     A-2-4

                                                                      EXHIBIT B
                                                                      ---------

                         Representations with respect
                           to Home Improvement Loans
                         ----------------------------


     A. Payments. The scheduled payment of principal and interest due under the Home Improvement Loan with respect to the prior Due Date was made on or before such Due Date by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days after such Due Date.

     B. No Waivers. The terms of the Home Improvement Loan have not been waived, altered or modified in any respect, except by instruments or documents identified in the Home Improvement Loan File. All costs, fees and expenses incurred in making, closing and perfecting the lien and/or security interest, as applicable, of the Home Improvement Loan have been paid.

     C. Binding Obligation. The Home Improvement Loan is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights generally. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, Seller has delivered, or caused to be delivered, to the Custodian the original Mortgage, with evidence of recording thereon, or if the original Mortgage has not yet been returned from the recording office, a true copy of the Mortgage which has been delivered for recording in the appropriate recording office of the jurisdiction in which the Real Property is located.

     D. No Defenses. The Home Improvement Loan is not subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Home Improvement Loan or the exercise of any right thereunder will not render the Home Improvement Loan unenforceable in whole or in part or subject to any right of rescission, set off, counterclaim or defense, including the defense of usury, and no such right of rescission, set off, counterclaim or defense has been asserted with respect thereto.

     E. Insurance. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, all improvements on the related real property are covered by a hazard insurance policy. All premiums due on such insurance have been paid in full.

     Each Title I Loan was originated in compliance with FHA regulations and is insured, without set-off, surcharge or defense, by FHA insurance. Seller has, in conformity with FHA regulations, filed all reports necessary for the Title I Loan to be registered for FHA insurance. Following assignment of the Title I Loan to Custodian, on behalf of the Owners, Custodian will be entitled to the full benefits of the FHA insurance.

     F. Origination. The Home Improvement Loan was originated by a home improvement contractor or Seller in the regular course of its business and, if originated by a home improvement contractor, was purchased by Seller in the regular course of its business.

     G. Lawful Assignment. The Home Improvement Loan was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Home Improvement Loan to Custodian or the ownership of the Home Improvement Loans by the Owner thereof unlawful or make the Home Improvement Loan unenforceable.

     H. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws and the FHA regulations, applicable to the Home Improvement Loan have been complied with and such compliance is not affected by the holding of the Home Improvement Loans by Custodian or the Owners' ownership of the Home Improvement Loans, and Seller shall for at least the period of this Agreement, maintain in its possession, available for Custodian's inspection, and shall deliver to Custodian upon demand, evidence of compliance with all such requirements.

     I. Home Improvement Loan in Force. The Home Improvement Loan has not been satisfied or subordinated (except for such subordination as may be allowed under FHA regulations) in whole or in part or rescinded, and, in the case of Home Improvement Loans other than Unsecured Home Improvement Loans, the real property securing the Home Improvement Loan, as applicable, has not been released from the lien of the Home Improvement Loan in whole or in part.

     J. Valid Lien. The Home Improvement Loan has been duly executed and delivered by the obligor and either the related Mortgage is a valid and subsisting first, second or third lien on the property therein described or the Home Improvement Loan is an unsecured borrowing of the obligor; any related Mortgage has been assigned by Seller to Custodian, and Custodian has and will have, on behalf of the Owners of the Home Improvement Loans, a valid and subsisting lien on the property therein described. Seller has full right to sell and assign the Home Improvement Loans to Custodian.

     K. Capacity of Parties. All parties to the Home Improvement Loan had capacity to execute the Home Improvement Loan.

     L. Good Title. Prior to transfer to Custodian, Seller is the sole owner of the Home Improvement Loan and has the authority to sell, transfer and assign the Home Improvement Loan. Seller has not sold, assigned or pledged the Home Improvement Loan to any Person other than the Custodian.

     M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Home Improvement Loan and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Home Improvement Loan. Seller has not waived any such default, breach, violation or event permitting acceleration.

     N. No Liens. In the case of Home Improvement Loans other than Unsecured Home Improvement Loans, there are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the real property securing the Home Improvement Loan which are or may be liens prior to, or equal or coordinate with, the lien of the Home Improvement Loan.

     O. Equal Installments. The Home Improvement Loan has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

     P. Enforceability. The Home Improvement Loan contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security provided thereby.

     Q. One Original. There is only one original executed Home Improvement Loan contract and note, each of which has been delivered to the Custodian.

     R. Primary Resident. At the time of origination of the Home Improvement Loan, the obligor was the primary resident of the related real property.

     S. Qualified Mortgage for REMIC. Each Home Improvement Loan that is secured by a Mortgage on the property described therein is a "qualified mortgage" under Section 860G(a)(3) of the Code.

     T. Proceedings. There is no proceeding pending or, to Seller's knowledge, threatened for the total or partial condemnation of collateral securing a Home Improvement Loan.

     U. Marking Records. Seller has caused the portions of the Electronic Ledger relating to the Mortgage Loans to be clearly and unambiguously marked to indicate that such Home Improvement Loans are owned by Custodian in accordance with the terms of the related Custodial Agreement.

     V. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Home Improvement Loans.

                                                                       EXHIBIT C
                                                                       ---------


          Representations with respect to Retail Installment Contracts


     A. Payments. The scheduled payment of principal and interest for the next Due Date was made by or on behalf of the obligor (without any advance from Seller or any Person acting at the request of Seller) or was not delinquent for more than 30 days.

     B. No Waivers. The terms of the Retail Installment Contract have not been waived, altered or modified in any respect, except by instruments or documents identified in the Retail Installment Contract file.

     C. Binding Obligation. The Retail Installment Contract is the legal, valid and binding obligation of the obligor thereunder and is enforceable in accordance with its terms, except as such enforceability may be limited by laws affecting the enforcement of creditors' rights general.

     D. No Defenses. The Retail Installment Contract is not subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and the operation of any of the terms of the Retail Installment Contract or the exercise of any right thereunder will not render the Retail Installment Contract unenforceable in whole or in part or subject to any right of rescission, setoff, counterclaim or defense, including the defense of usury, and no such right of rescission, setoff, counterclaim or defense has been asserted with respect thereto.

     E. Origination. The Retail Installment Contract was originated by a dealer or Seller in the regular course of its business and, if originated by a dealer, was purchased by Seller in the regular course of its business.

     F. Lawful Assignment. The Retail Installment Contract was not originated in and is not subject to the laws of any jurisdiction whose laws would make the transfer of the Retail Installment Contract to the Custodian or the ownership of the Retail Installment Contracts by the Owner unlawful.

     G. Compliance with Law. All requirements of any federal, state or local law, including, without limitation, usury, truth in lending and equal credit opportunity laws, applicable to the Retail Installment Contract have been complied with and such compliance is not affected by the holding of the Retail Installment Contracts by the Custodian or the Owner's ownership of the Retail Installment Contracts, and Seller shall maintain in its possession, available for the Buyer's inspection, and shall deliver to the Buyer upon demand, evidence of compliance with all such requirements.

     H. Contract in Force. The Retail Installment Contract has not been satisfied or subordinated in whole or in part or rescinded, and the Seller's lien on the related Consumer Product has not been released in whole or in part.

     I. Purchase Money Security Interest. The Retail Installment Contract creates a "purchase money security interest" (as defined in the Uniform Commercial Code) in favor of Seller in the Consumer Product covered thereby as security for payment of the outstanding principal balance of such Retail Installment Contract and all other obligations of the obligor under such Retail Installment Contract; such security interest has been assigned by Seller to the Custodian, and the Custodian has and will have a valid purchase money security interest in such Consumer Product.

     J. Valid Lien. Seller has a valid and subsisting lien on each Consumer Product evidence of which is in the related Retail Installment Contract file.

     K. Capacity of Parties. All parties to the Retail Installment Contract had capacity to execute the Retail Installment Contract.

     L. Good Title. Prior to the transfer to the Custodian, Seller is the owner of the Retail Installment Contract and has the authority to sell, transfer and assign the Retail Installment. Seller has not sold, assigned or pledged the Retail Installment Contract to any Person other than the Custodian.

     M. No Defaults. There was no default, breach, violation or event permitting acceleration existing under the Retail Installment Contract and no event which, with notice and the expiration of any grace or cure period, would constitute such a default, breach, violation or event permitting acceleration under such Retail Installment Contract. Seller has not waived any such default, breach, violation or event permitting acceleration.

     N. No Liens. There are, to the best of Seller's knowledge, no liens or claims which have been filed for work, labor or materials affecting the Consumer Product which are or may be liens prior to, or equal or coordinate with, the lien of the Retail Installment Contract.

     O. Equal Installments. The Retail Installment Contract has a fixed rate and provides for level monthly payments which fully amortize the loan over its term.

     P. Enforceability. The Retail Installment Contract contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the collateral of the benefits of the security.

     Q. One Original. There is only one original executed the Retail Installment Contract, which is held by Seller.

     R. No Adverse Selection. Except for the effect of the representations and warranties made hereunder, no adverse selection procedures have been employed in selecting the Retail Installment Contracts.

[EXECUTION COPY]



                               REVERSE REPURCHASE

                         TRI-PARTY CUSTODIAL AGREEMENT

                                  by and among


                          ____________________________



                     SALOMON BROTHERS HOLDING COMPANY INC,
                                     Buyer

                        GREEN TREE FINANCIAL CORPORATION
                                     Seller

                        FIRST BANK NATIONAL ASSOCIATION,
                                   Custodian


                          ____________________________


                          Dated as of November 9, 1995

                               TABLE OF CONTENTS

                                   ARTICLE I

                                  DEFINITIONS

     Section 1.01.  Certain Defined Terms..................    2
     Section 1.02.  Reference to Time......................    5

                                  ARTICLE II

                             SERVICING ARRANGEMENT

     Section 2.01   Documents Maintained by the Seller.....    5
     Section 2.02.  List of MH Contracts, List of Home
                    Improvement Loans and List of Retail
                    Installment Contracts...................   5
     Section 2.03.  Release of Home Improvement Loan Files
                    for Servicing...........................   6

                                  ARTICLE III

                             CUSTODIAL ARRANGEMENT

     Section 3.01.  General Provisions......................   6
     Section 3.02.  Custodial Accounts......................   7
     Section 3.03.  Assignment of MH Contracts to the
                    Custodian; UCC Filings..................   7
     Section 3.04.  Assignment of Retail Installment
                    Contracts to the Custodian; UCC Filings.   8
     Section 3.05.  Transfer of Home Improvement Loans;
                    Delivery of Documents...................   8
     Section 3.06.  Issuance and Transfer of Trust Receipts.   9
     Section 3.07.  Trust Receipt Register..................  10
     Section 3.08.[RESERVED]................................  10

                                  ARTICLE IV

                       OWNERSHIP AND TRANSFER OF ASSETS

     Section 4.01.  The Trust Receipts......................  10
     Section 4.02.  [RESERVED]..............................  11
     Section 4.03.  Repurchase Date.........................  11
     Section 4.04.  [RESERVED]..............................  11
     Section 4.05.  Voluntary Transfer of Assets............  11
     Section 4.06.  Voluntary Repurchase of Assets..........  12
     Section 4.07.  [RESERVED]..............................  13
     Section 4.08.  Payment of Price Differential...........  13
     Section 4.09.  Objections of Buyer or Seller...........  14
     Section 4.10.  No Service Charge for Sale or Transfer
                    of Assets...............................  14


     Section 4.11.  [RESERVED]..............................  14
     Section 4.12.  Simultaneous Transfers..................  14
     Section 4.13.  Buyer May Reject Assets.................  14
     Section 4.14.  Persons Deemed Owners...................  14
     Section 4.15.  Unilateral Transfer of Assets Owned by
                    Seller..................................  14
     Section 4.16.  Unilateral Transfer of Assets Owned by a
                    Person Other Than Seller................  14
     Section 4.17.  Modification of the Repurchase Date.....  15
     Section 4.18.  Transfers to Third Parties..............  15

                                   ARTICLE V

                                 THE CUSTODIAN

     Section 5.01.  Representations and Warranties of the
                    Custodian..............................   15
     Section 5.02.  Custodian of Documents.................   17
     Section 5.03.  Charges and Expenses...................   17
     Section 5.04.  No Adverse Interests...................   17
     Section 5.05.  Inspections............................   18
     Section 5.06.  Insurance..............................   18
     Section 5.07.  Limitation of Liability................   18
     Section 5.08.  Indemnification........................   18

                                  ARTICLE VI

                           MISCELLANEOUS PROVISIONS

     Section 6.01.  Amendment..............................   19
     Section 6.02.  Governing Law..........................   19
     Section 6.03.  New York Jurisdiction; Waiver of Jury
                    Trial..................................   19
     Section 6.04.  Notices................................   19
     Section 6.05.  Severability of Provisions.............   20
     Section 6.06.  No Partnership.........................   20
     Section 6.07.  Counterparts...........................   20
     Section 6.08.  Assignment.............................   20
     Section 6.09.  Headings...............................   21

                                    APPENDIX

Exhibit A.    Form of Trust Receipt........................  A-1
Exhibit B.    Form of Assignment for MH Contracts..........  B-1
Exhibit C.    Form of Assignment for Home Improvement
              Loans........................................  C-1
Exhibit D.    Form of Assignment For Retail Installment
              Contracts....................................  D-1

THIS AGREEMENT, made as of the date appearing on the cover page hereof by and among Salomon Brothers Holding Company Inc, a Delaware corporation, as Buyer, Green Tree Financial Corporation, a Delaware corporation, as Seller, and First Bank National Association, a federally chartered association, as Custodian:


                                  WITNESSETH:

     Seller in the ordinary course of its business originates MH Contracts, Home Improvement Loans and Retail Installment Contracts, and sells MH Contracts, Home Improvement Loans and Retail Installment Contracts on the secondary market;

     Seller desires to obtain financing secured by an ownership interest in such MH Contracts, Home Improvement Loans and Retail Installment Contracts;

     In order to facilitate such transactions, Seller and Buyer desire to engage the Custodian to act as custodian of the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts for the benefit of Buyer and Seller and their permitted assigns as their interests may appear;

     The ownership by any party of any MH Contract, Home Improvement Loan or Retail Installment Contract shall be confirmed by delivery to Buyer of a Trust Receipt issued by the Custodian substantially in the form set forth at Exhibit A hereto, with appropriate insertions, as provided therein;

     Seller acts as servicer with respect to the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts; and

     Seller intends to enter into Transactions from time to time with Buyer pursuant to the Master Repurchase Agreement between Buyer and Seller, each such Transaction providing for the sale and repurchase of certain MH Contracts, Home Improvement Loans or Retail Installment Contracts;

                                NOW, THEREFORE:

     In consideration of the premises and the mutual agreements hereinafter set forth, Buyer, Seller and the Custodian agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     SECTION 1.01. CERTAIN DEFINED TERMS. Whenever used in this Agreement, unless the context otherwise requires, the following words shall have the meanings set forth below:

     "Agreement" shall mean this Reverse Repurchase Tri-Party Custodial
Agreement.

     "Assets" means MH Contracts, Home Improvement Loans and Retail Installment Contracts, as applicable.

     "Business Day" means any day other than (a) a Saturday or a Sunday or (b) another day on which banking institutions in the States of Minnesota, Wisconsin or New York are authorized or obligated by law, executive order, or governmental decree to be closed.

     "Buyer" means Salomon Brothers Holding Company Inc, and any successor thereto.

     "Collateral Balance" means, as to any Transaction, the related aggregate Outstanding Principal Amount of MH Contracts, Home Improvement Loans or Retail Installment Contracts, as the case may be, specified by Buyer in the Transfer Instructions.

     "Computer Tape" means a computer tape generated by Seller which provides information relating to the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts.

     "Consumer Products" refers to consumer goods consisting of personal watercraft, motorcycles, all terrain vehicles, boats, outboard motors, boat trailers, horse trailers, pianos and organs, recreational vehicles and any other asset as shall be acceptable to Buyer in its sole discretion, financed by Seller pursuant to a Retail Installment Contract.

     "Custodial Account" means an account as defined in and established pursuant to Section 3.02.

     "Custodian" means First Bank National Association, acting in its custodial capacity, and any successor thereto.

     "Defaulted Asset" means, with respect to any monthly payment period, an MH Contract, Home Improvement Loan or Retail Installment Contract in respect of which payments exceeding $25 in the aggregate were delinquent 120 days or more as of the last day of such monthly payment period.

     "Home Improvement Loans": First, second and third-lien home improvement retail installment contracts and promissory notes, whether conventional or subject to FHA insurance, including without limitation, all related Mortgages and, in each case, all rights to receive payments which are due pursuant thereto from and after the date on which the Home Improvement Loan is initially posted to the related Computer Tape, but excluding any rights to receive payments which are due pursuant thereto prior to such date. The term Home Improvement Loans shall include Unsecured Home Improvement Loans.

     "List of Home Improvement Loans" means the list, as amended from time to time, identifying each Home Improvement Loan deposited hereunder, which list (a) identifies each Home Improvement Loan and (b) sets forth as to each Home Improvement Loan (i) the outstanding principal balance, (ii) the amount of monthly payment due from the obligor, (iii) the rate, (iv) the maturity date and
(v) the last date on which a payment on the Home Improvement Loan was made.

     "List of MH Contracts" means the list, as amended from time to time, identifying each MH Contract deposited hereunder, which list (a) identifies each MH Contract and (b) sets forth as to each MH Contract (i) the outstanding principal balance, (ii) the amount of monthly payment due from the obligor,
(iii) the rate, (iv) the maturity date and (v) the last date on which a payment on the MH Contract was made.

     "List of Retail Installment Contracts" means the list, as amended from time to time, identifying each Retail Installment Contract deposited hereunder, which list (a) identifies each Retail Installment Contract and (b) sets forth as to each Retail Installment Contract (i) the outstanding principal balance, (ii) the amount of monthly payment due from the obligor, (iii) the rate, (iv) the maturity date and (v) the last date on which a payment on the Retail Installment Contract was made.

     "MH Contracts" means the manufactured housing installment sales contracts and installment loan agreements subject to this Agreement.

     "Margin Percentage" means the percentage defined in Section 3.08.

     "Master Repurchase Agreement" means the master repurchase agreement between Buyer and Seller relating to the MH Contracts, the Home Improvement Loans and the Retail Installment Contracts.

     "Outstanding Principal Amount" means, as to any MH Contract, Home Improvement Loan and Retail Installment Contract, the outstanding principal amount thereof as reflected on the most recent Computer Tape received by the Custodian; provided, however, that any Defaulted Asset and any Rejected Asset shall be assigned an Outstanding Principal Amount of zero.

     "Owner" means, with respect to any Asset, the Person reflected in the Trust Receipt Register as being the owner thereof and the holder of the related Trust Receipt.

     "Person" means any individual, corporation, partnership, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated organization or government or any agency or political subdivision thereof.

     "Price Differential" means, with respect to any Transaction, the aggregate amount obtained by daily application of the Pricing Rate for such Transaction to the Purchase Price for such Transaction on a 360 day per year basis for the actual number of days during the period commencing on (and including) the date such Transaction is entered into and ending on (but excluding) the date of determination.

     "Price Differential Payment Date" means the Business Day of each week on which the aggregate amount of the accrued and unpaid Price Differential is to be transferred to Buyer's Custodial Account pursuant to Section 4.08, which, unless Buyer and Seller otherwise notify the Custodian in writing, shall be the last Business Day of each week.

     "Pricing Rate" means, with respect to any Transaction, the rate provided to the Custodian by Buyer in the Transfer Instructions.

     "Purchase Price" means, with respect to any Transaction, the price to be paid or deemed to be paid by Buyer for the MH Contracts, the Home Improvement Loans or the Retail Installment Contracts.

     "Rejected Asset" means any MH Contract, Home Improvement Loan or Retail Installment Contract that Buyer has rejected pursuant to Section 4.13.

     "Repurchase Date" means, for any Transaction, the date on which the related Assets are to be repurchased pursuant to the Master Repurchase Agreement.

     "Repurchase Price" means, with respect to any Transaction on any date, the price to be paid by Seller to repurchase the related Assets as if such date were the Repurchase Date for such Transaction, which Repurchase Price shall be provided to the Custodian by Buyer.

     "Retail Installment Contract" refers to any retail installment contract between Seller and a third party obligor pursuant to which Seller finances a Consumer Product, all rights to receive payments which are due pursuant thereto, and any "purchase money security interest" (as defined in the Uniform Commercial
Code) created in favor of Seller in the Consumer Product financed thereunder.

     "Seller" means Green Tree Financial Corporation, and any successor thereto.

     "Transaction" means a reverse repurchase arrangement under the Master Repurchase Agreement.

     "Transfer Instructions" means, with respect to a Transaction pursuant to
Section 4.05, the Collateral Balance, the Purchase Price and the Pricing Rate as provided to the Custodian by Buyer.

     "Trust Receipt" means a receipt issued by the Custodian substantially in the form attached hereto as Exhibit A.

     "Trust Receipt Register" means the register maintained by the Custodian reflecting as to each MH Contract, Home Improvement Loan and Retail Installment Contract the Owner thereof.

     "Unsecured Home Improvement Loans" shall refer to Home Improvement Loans that are not secured by mortgaged property.

     SECTION 1.02. REFERENCE TO TIME. All references to time herein shall be deemed to refer to New York City time unless otherwise provided.


                                   ARTICLE II

                             SERVICING ARRANGEMENT

     SECTION 2.01. DOCUMENTS MAINTAINED BY THE SELLER. The Seller shall retain possession of all documents and files relating to the MH Contracts and all documents and files relating to the Home Improvement Loans and Retail Installment Contracts, (other than as set forth in Section 3.05 hereof). All documents so held by Seller shall be held by it as agent of the Custodian for the benefit of the Owner of the related MH Contracts as indicated on the Trust Receipt Register maintained by the Custodian pursuant to Section 3.07.

     SECTION 2.02. LIST OF MH CONTRACTS, LIST OF HOME IMPROVEMENT LOANS AND LIST OF RETAIL INSTALLMENT CONTRACTS. The Custodian shall maintain the most recent version of the List of MH Contracts, the List of Home Improvement Loans and the List of Retail Installment Contracts as such list may be amended from time to time. The Custodian shall receive a printed copy of the amended List of MH Contracts, amended List of Home Improvement Loans and amended List of Retail Installment Contracts with each revised copy of the applicable Computer Tape.
If a Computer Tape received by the Custodian is not accompanied by such amended lists, the Custodian shall immediately produce such printed lists from the related Computer Tape. The most recently amended List of MH Contracts, List of Home Improvement Loans and List of Retail Installment Contracts received by the Custodian shall be the definitive List of MH Contracts, List of Home Improvement Loans and List of Retail Installment Contracts for all purposes under this Agreement.

     SECTION 2.03. RELEASE OF HOME IMPROVEMENT LOAN FILES FOR SERVICING. From time to time, after delivery of any portion of the Home Improvement Loan File to Custodian, as appropriate for servicing and repossession in connection with any Home Improvement Loan, Custodian shall, upon written request of a servicing officer of Seller and delivery to Custodian of a receipt signed by such servicing officer, cause the original Home Improvement Loan and the related Home Improvement Loan File to be released to Seller and shall execute such documents as Seller shall deem necessary to the prosecution of any such proceedings. Custodian shall stamp the face of any such Home Improvement Loan to be released to Seller with a notation that the Home Improvement Loan has been assigned to Custodian. Such receipt shall obligate Seller to return the original Home Improvement Loan and the related Home Improvement Loan File to Custodian when its need by Seller has ceased unless the Home Improvement Loan shall be liquidated or repurchased by Seller pursuant to the Master Purchase Agreement. Upon request of a servicing officer, Custodian shall perform such other acts as reasonably requested by Seller and otherwise cooperate with Seller in the enforcement of the Owners' rights and remedies with respect to Home Improvement Loans. Notwithstanding the foregoing, the Custodian shall not release any portion of a Home Improvement Loan File to Seller if such release would result in Seller having in its custody documents relating to more than 1% of the aggregate number of Home Improvement Loan Files held by the Custodian hereunder.


                                  ARTICLE III

                             CUSTODIAL ARRANGEMENT

     SECTION 3.01. GENERAL PROVISIONS. In accordance with the provisions of this Agreement, the Custodian shall issue Trust Receipts with respect to Assets held by it hereunder indicating that the Custodian holds such Assets as custodian and bailee for the Owner named in such Trust Receipt. The ownership of Assets may be transferred from time to time in the manner provided herein. Each Trust Receipt shall serve as confirmation of the ownership (subject to the Seller's right to service the Assets) of the MH Contracts, Home Improvement Loans and Retail Installment Contracts, as applicable, assigned to the Custodian listed on the schedule attached to such Trust Receipt. Each particular Transaction shall relate exclusively to either MH Contracts, Home Improvement Loans or Retail Installment Contracts. No Person shall own a fractional ownership interest in any MH Contract, Home Improvement Loan or Retail Installment Contract. No Transaction shall be entered into with respect to a group of MH Contracts, a group of Home Improvement Loans or a group of Retail Installment Contracts having an aggregate Outstanding Principal Balance on the date of commencement of such Transaction of less than $5,000,000.

     SECTION 3.02. CUSTODIAL ACCOUNTS. The Custodian shall establish separate custody accounts for Buyer and Seller (in each case, a "Custodial Account") for purposes of holding cash and Assets owned by the related party. Buyer and Seller may direct the Custodian in writing respecting the transfer, disbursement and/or reinvestment of any cash on deposit in such Party's Custodial Account.

     SECTION 3.03.  ASSIGNMENT OF MH CONTRACTS TO THE CUSTODIAN; UCC FILINGS.

     (a) Seller may, from time to time, assign MH Contracts to the Custodian for credit to Seller's Custodial Account by executing and delivering an assignment in the form attached hereto as Exhibit B. Such MH Contracts shall, upon assignment, be subject to this Agreement. On the Business Day prior to the date of each such assignment Seller shall provide to the Custodian a schedule of the related MH Contracts with information indicated thereon corresponding to the information set forth in the List of MH Contracts. On or before the Business Day preceding the initial assignment of MH Contracts by Seller to Buyer hereunder, Seller shall provide to the Custodian evidence of the filing of a financing statement under the Uniform Commercial Code with the Secretary of State of the State of Minnesota reflecting the Custodian as the secured party with respect to all MH Contracts that are or may become subject to this Agreement. The Custodian shall, upon request of Buyer, provide to Buyer the schedule and the evidence referred to in both of the preceding sentences.

     (b) Seller shall file or cause to be filed all amendments to such financing statement and all continuation statements as may be necessary to perfect the interest of the Custodian in the MH Contracts; provided, however, that if Seller shall fail to file or cause to be filed such amendments and continuation statements, the Custodian shall make such filings. All financing statements, amendments thereto and continuation statements shall be filed at the expense of Seller.

     (c) All documents held by the Custodian with respect to an MH Contract, including those delivered to the Custodian pursuant to Section 3.03, are referred to herein as the "Custodian's Manufactured Housing Contract File".

     SECTION 3.04. ASSIGNMENT OF RETAIL INSTALLMENT CONTRACTS TO THE CUSTODIAN; UCC FILINGS.

     (a) Seller may, from time to time, assign Retail Installment Contracts to the Custodian for credit to Seller's Custodial Account by executing and delivering an assignment in the form attached hereto as Exhibit D. Such Retail Installment Contracts shall, upon assignment, be subject to this Agreement. On the Business Day prior to the date of each such assignment Seller shall provide to the Custodian a schedule of the related Retail Installment Contracts with information indicated thereto corresponding to the information set forth in the List of Retail Installment Contracts. On or before the Business Day preceding the initial assignment of Contracts by Seller to Buyer hereunder, Seller shall provide to the Custodian evidence of the filing of a financing statement under the Uniform Commercial Code with the Secretary of State of the State of Minnesota reflecting the Custodian as the secured party with respect to all Retail Installment Contracts that are or may become subject to this Agreement. The Custodian shall, upon request of Buyer, provide to Buyer the schedule and the evidence referred to in both of the preceding sentences.

     (b) Seller shall file or cause to be filed all amendments to such financing statement and all continuation statements as may be necessary to perfect the interest of the Custodian in the Retail Installment Contracts; provided, however, that if Seller shall fail to file or cause to be filed such amendments and continuation statements, the Custodian shall make such filings. All financing statements, amendments thereto and continuation statements shall be filed at the expense of Seller.

     (c) All documents held by the Custodian with respect to a Retail Installment Contract are referred to herein as the "Custodian's Retail Installment Contract File".

     SECTION 3.05. TRANSFER OF HOME IMPROVEMENT LOANS; DELIVERY OF DOCUMENTS. Prior to a Home Improvement Loan becoming subject to this Agreement, and thereby becoming eligible for inclusion in a Transaction, Seller shall deliver, or cause to be delivered, to Custodian the following documents:

          (i)  The List of Home Improvement Loans, as amended.

          (ii) An Assignment executed by Seller substantially in the form of Exhibit C hereto.

          (iii) The original contract and note relating to the Home Improvement Loan.

          (iv) The original Mortgage, in the case of Home Improvement Loans other than Unsecured Home Improvement Loans, with evidence of recording thereon, or, if the original Mortgage has not yet been returned from the recording office, a copy of the original Mortgage, certified as true and complete by such recording office, which copy shall be replaced by the original Mortgage as soon as practicable after the original Mortgage is returned from the recording office.

          (v) The assignment of each Mortgage, in the case of Home Improvement Loans other than Unsecured Home Improvement Loans,, assigned in blank, which assignment shall be in form and substance acceptable for recording. In the event that the Home Improvement Loan was acquired by Seller in a merger, the assignment must be by "[Seller], successor by merger to name of predecessor]"; and in the event that the Home Improvement Loan was acquired or originated by Seller while doing business under another name, the assignment must be by "[Seller], formerly known as [previous name]".

     Seller shall file or cause to be filed all amendments to the financing statement, all assignments of mortgage and all continuation statements as may be necessary to perfect the interests of Custodian in the Home Improvement Loans and the collateral related thereto; provided, however, that if Seller shall fail to file or cause to be filed such amendments, assignments of mortgage and continuation statements, Custodian shall make such filings. All financing statements, assignments of mortgage, amendments and continuation statements shall be filed at the expense of Seller.

     All documents held by the Custodian with respect to a Home Improvement Loan, including those delivered to the Custodian pursuant to Section 3.05, are referred to herein as the "Custodian's Home Improvement Loan File".

     SECTION 3.06.  ISSUANCE AND TRANSFER OF TRUST RECEIPTS.

     (a) Upon assignment of Assets to the Custodian as described in Sections 3.03, 3.04 and 3.05 hereof and upon notice to the Custodian by Seller that Seller has assigned a pool of Assets to Buyer in a Transaction under the Master Repurchase Agreement, the Custodian shall issue a Trust Receipt relating to such Transaction to Buyer with respect to such pool of Assets.

     (b) Each Trust Receipt may be assigned by endorsement by the registered holder thereof on the assignment form set forth thereon.

     (c) Upon presentation to the Custodian of a Trust Receipt endorsed as aforesaid, the Custodian shall issue a new Trust Receipt with respect to the Assets being assigned in the name of the assignee and a new Trust Receipt with respect to the Assets being retained in the name of the assignor.

     SECTION 3.07. TRUST RECEIPT REGISTER. The Custodian shall cause to be kept at its Corporate Trust Office the Trust Receipt Register in which, subject to such reasonable regulations as it may prescribe, the Custodian shall reflect the ownership of Assets as confirmed by Trust Receipts as herein provided. The Trust Receipt Register shall not contain any information concerning the amount of cash on deposit in any Custodial Account. The Trust Receipt Register shall be deemed to contain proprietary information and only the Custodian and Buyer shall have access to such information.

     Section 3.08. [RESERVED]

                                  ARTICLE IV

                        OWNERSHIP AND TRANSFER OF ASSETS

     SECTION 4.01.  THE TRUST RECEIPTS.

     (a) The Trust Receipts shall confirm an Owner's ownership interest in the related Assets and shall be executed by manual signature on behalf of the Custodian by an authorized officer of the Custodian.

     (b) Each Trust Receipt shall be deemed to include the Custodian's certification that the Custodian has reviewed the documents constituting the related Custodian's Manufactured Housing Contract Files, Custodian's Home Improvement Loan Files or Custodian's Retail Installment Contract Files, as applicable, and such documents (i) appear regular on their face, (ii) are in the possession and control of the Custodian and (iii) in the case of Home Improvement Loans, concern the related Home Improvement Loans described in such Home Improvement Loan Files.

     (c) All Trust Receipts shall be dated as of the date the related Transaction is entered into.

     (d) Each Trust Receipt shall have attached thereto a schedule listing all MH Contracts, Home Improvement Loans and Retail Installment Contracts, as applicable, relating to such Trust Receipt.

     (e) A separate Trust Receipt shall be issued for each Transaction and each Trust Receipt shall relate to only one variety of Assets (i.e., MH Contracts, Home Improvement Loans or Retail Installment Contracts).

     (f) The schedule of related Assets attached to a Trust Receipt shall contain so much of the List of MH Contracts, List of Home Improvement Loans or List of Retail Installment Contracts, as applicable, as pertains to each Asset listed on such schedule.

     (g) All Trust Receipts delivered by the Custodian hereunder shall be executed originals with the schedule of Assets referred to therein attached thereto.

     SECTION 4.02. [RESERVED]

     SECTION 4.03. REPURCHASE DATE. The Repurchase Date for each Transaction shall, unless otherwise agreed to by Buyer and Seller as contemplated by Section 4.17, be the first Business Day following the date on which the Transaction is entered into.

     SECTION 4.04.  [RESERVED]

     SECTION 4.05.  VOLUNTARY TRANSFER OF ASSETS.

     (a) On any Business Day that Buyer and Seller enter into a Transaction under the Master Repurchase Agreement, Buyer shall telephonically advise the Custodian of the Transfer Instructions. Transfer Instructions shall be communicated to the Custodian prior to 10:00 a.m. on the date the Transaction is entered into.

     (b)  In the case of any Transaction:

          (i)  The Custodian shall, immediately upon receiving such Transfer
               Instructions:

               (1) Determine whether related Assets having an aggregate Outstanding Principal Amount at least equal to the Collateral Balance are on deposit in Seller's Custodial Account;

               (2) Promptly advise Buyer and Seller by telephone or by facsimile transmission if it determines that the Assets referred to in (1) above are not so deposited and take no further action under this Section 4.05 until it determines that such Assets are so deposited;

               (3) Upon determining that the Collateral Balance is on deposit in Seller's Custodial Account, the Custodian shall take the actions contemplated by clauses (ii) through (v) of this subsection (b);

         (ii)  [RESERVED]

        (iii) The Custodian shall determine that Buyer has deposited in immediately available funds into its Custodial Account, prior to 6:00 p.m. on the date the Transaction is entered into, the Purchase Price for the related Assets;

         (iv) The Custodian shall, by annotation of the Trust Receipt Register and issuance of a Trust Receipt, transfer from the Custodial Account of Seller to the Custodial Account of Buyer the Assets subject to the Transaction; and

          (v) The Custodian shall, simultaneously with the transfer of Assets described in (b)(iv) above, transfer from the Custodial Account of Buyer to the Custodial Account of Seller cash in immediately available funds in an amount equal to the Purchase Price indicated on the Transfer Instructions.

     (c) Any provision of this Agreement to the contrary notwithstanding, any proposed Transaction between Buyer and Seller shall not be entered into and the Custodian is not authorized to transfer any funds from Buyer's Custodial Account as contemplated by Section 4.05(b)(v), until Buyer has received at its offices in New York, New York, a Trust Receipt bearing the original signature of an authorized officer of the Custodian with the schedule of Assets referred to therein attached thereto.

     SECTION 4.06. VOLUNTARY REPURCHASE OF ASSETS. The repurchase of Assets in connection with any Transaction, other than a repurchase pursuant to Section 4.07, shall occur in the following manner:

     (a) On the Repurchase Date Buyer shall telephonically advise the Custodian of the Repurchase Price to be paid by Seller or the aggregate Outstanding Principal Amount of MH Contracts, Home Improvement Loans or Retail Installment Contracts, as applicable, to be repurchased by Seller. Seller shall, with the approval of Buyer communicated telephonically to the Custodian, provide the Custodian with a list of the Assets to be repurchased. Such list shall be delivered in writing to the Custodian and Buyer not later than 10:00 a.m. on the Repurchase Date, shall contain so much of the List of MH Contracts, List of Home Improvement Loans or List of Retail Installment Contracts, as applicable, as pertains to each listed Asset and shall be accompanied by a current Computer Tape.

     (b) Upon being advised of the Repurchase Price pursuant to subsection (a), the Custodian shall:

          (i) Immediately telephonically relay such Repurchase Price to the Seller;

         (ii) Determine whether such Repurchase Price is on deposit in immediately available funds in Seller's Custodial Account; and

        (iii) Determine whether the listed Assets are on deposit in Buyer's Custodial Account.

     (c) If the Custodian determines that funds in an amount equal to the Repurchase Price are on deposit in Seller's Custodial Account and that the Assets referred to above in clause

(b)(iii) are credited to Buyer's Custodial Account, it shall transfer an amount equal to such Repurchase Price to Buyer's Custodial Account and shall credit to Seller's Custodial Account the Assets set forth on the list provided to the Custodian pursuant to Section 4.06(a).

     (d) If the Custodian determines that funds in an amount equal to such Repurchase Price and/or the required Assets are not so deposited and credited, it shall immediately notify Buyer and Seller of such circumstance by telephone or facsimile transmission and the Custodian shall not be required to take the actions described in clause (c) above until such time as it shall determine that such funds and such Assets are so deposited and credited.

     (e) Repurchase Instructions shall be communicated to the Custodian prior to 10:00 a.m. on the Repurchase Date.

     SECTION 4.07.[RESERVED]

     SECTION 4.08. PAYMENT OF PRICE DIFFERENTIAL. On each Price Differential Payment Date the Custodian shall telephonically contact Buyer to confirm the aggregate amount of the unpaid Price Differential from all Transactions and shall, on such date, transfer such amount from Seller's Custodial Account to Buyer's Custodial Account. In the event that cash in such amount is not available for transfer from Seller's Custodial Account the Custodian shall immediately notify Buyer and Seller of such circumstance by telephone or telecopy and shall effect such transfer when cash in such amount becomes so available. The Custodian shall send written confirmation of such transfer to Buyer and Seller on such date.

     SECTION 4.09. OBJECTIONS OF BUYER OR SELLER. In the event that either Buyer or Seller shall object to any of the information provided by any Person with respect to a Transaction, the Custodian shall immediately notify the non-objecting party. Buyer and Seller shall mutually instruct the Custodian as to how such objection is to be resolved.

     SECTION 4.10. NO SERVICE CHARGE FOR SALE OR TRANSFER OF ASSETS. No service charge shall be made for any sale or transfer of Assets or the issuance of Trust Receipts, but the Custodian may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any sale or transfer of Assets or the issuance of Trust Receipts.

     SECTION 4.11.[RESERVED]

     SECTION 4.12. SIMULTANEOUS TRANSFERS. The payment of cash for MH Contracts, Home Improvement Loans or Retail Installment Contracts and the related transfer of Assets pursuant to any provision of this Agreement shall be deemed to occur simultaneously.

     SECTION 4.13. BUYER MAY REJECT ASSETS. Buyer may, in its sole discretion, refuse to purchase any Asset offered for sale by Seller under, or offered as additional Assets pursuant to Paragraph 4(a) or for substitution pursuant to Paragraph 9 of, the Master Repurchase Agreement or may, by notice to the Custodian, require an immediate repurchase of any such Asset in the manner provided by Section 4.06. Seller shall have no right to object to such repurchase.

     SECTION 4.14. PERSONS DEEMED OWNERS. The Custodian shall treat as the Owner of any Asset for all purposes whatsoever the person indicated as the Owner thereof on the Trust Receipt Register, and the Custodian shall not be affected by notice to the contrary.

     SECTION 4.15. UNILATERAL TRANSFER OF ASSETS OWNED BY SELLER. The Custodian shall, with respect to any Assets of which Seller is the Owner, follow the instructions of Seller regarding the release and transfer of such Assets from this Agreement and shall do such other acts and execute such other documents as may be deemed reasonably necessary by Seller to effect such release and transfer. Such release and transfer shall be effected by the Custodian solely on the instructions of Seller and without any instructions or other communication from any other party. All costs, fees and expenses relating to such release and transfer shall be borne by Seller.

     SECTION 4.16. UNILATERAL TRANSFER OF ASSETS OWNED BY A PERSON OTHER THAN SELLER. The Custodian shall, with respect to Assets of which the Owner is a Person other than Seller:

     (i) Upon the Custodian receiving written certification from Buyer that an event of default under the Master Repurchase Agreement has occurred and is continuing (a "Repurchase Agreement Default"), follow the instructions of the non-defaulting party including instructions regarding the release of the related Assets from this Agreement and the transfer of such Assets and shall do such other acts and execute such other documents as may be deemed reasonably necessary by such non-defaulting party to comply with such instructions.

    (ii) Upon receipt by the Custodian of a written certification of Buyer of a breach of a representation or warranty by the Custodian under this Agreement, follow the instructions of the Owner regarding the release from this Agreement and the transfer of such Assets and shall do such other acts and execute such other documents as may be deemed reasonably necessary to comply with such instructions.

     (iii) Upon the Custodian receiving written certification from the registered holder of a Trust Receipt other than Buyer that an event of default under a repurchase agreement between such Owner and Buyer has occurred and is continuing, follow the instructions of the registered holder including instructions regarding the release of the related Assets from this Agreement and the transfer of such Assets and shall do such other acts and execute such other documents as may be deemed reasonably necessary by such registered holder to comply with such instructions.

     SECTION 4.17. MODIFICATION OF THE REPURCHASE DATE. The Repurchase Date in any Transfer Instructions may be modified by telephonic notice of the new Repurchase Date to the Custodian from Buyer and Seller. The Custodian shall send written confirmation of such new Repurchase Date to Buyer and Seller by facsimile transmission on the date of such notice.

     SECTION 4.18. TRANSFERS TO THIRD PARTIES. Buyer and Seller agree and advise the Custodian that, notwithstanding any provision of this Agreement to the contrary, Buyer may engage in repurchase transactions with the Assets owned by it and may otherwise pledge or hypothecate such Assets, provided that no such transaction shall relieve Buyer of its obligations under this Agreement or the Master Repurchase Agreement.


                                   ARTICLE V

                                 THE CUSTODIAN

     SECTION 5.01. REPRESENTATIONS AND WARRANTIES OF THE CUSTODIAN. With respect to each Trust Receipt, the Custodian hereby represents and warrants to, and covenants with the party indicated thereon as the Owner of the related Assets, that as of the date such Trust Receipt is provided:

     (a) The Custodian is duly organized, validly existing and in good standing under the laws of the United States;

     (b) The Custodian has the full power and authority to hold each Asset (whether acting alone or through an agent) and to execute, deliver and perform, and to enter into and consummate all transactions contemplated by this Agreement, has duly authorized the execution, delivery and performance of this Agreement, has duly executed and delivered this Agreement and this Agreement constitutes a legal, valid and binding obligation of the Custodian, enforceable against it in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by the availability of equitable remedies;

     (c) Neither the execution and delivery of this Agreement, the filing of a financing statement indicating that the Custodian is the secured party with respect to certain Assets, the issuance of the Trust Receipts, the consummation of the transactions contemplated hereby or thereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement will conflict with or result in a breach of any of the terms, conditions or provisions of the Custodian's charter or by-laws or any legal restriction or any agreement or instrument to which the Custodian is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Custodian or its property is subject;

     (d) The Custodian does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement;

     (e) To the Custodian's knowledge after due inquiry, there is no litigation pending or threatened, which if determined adversely to the Custodian, would adversely affect the execution, delivery or enforceability of this Agreement, or any of the duties or obligations of the Custodian thereunder, or which would have a material adverse effect on the financial condition of the Custodian;

     (f) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Custodian of or compliance by the Custodian with this Agreement or the consummation of the transactions contemplated hereby;

     (g) The Custodian is a separate and independent entity from Seller, the Custodian does not own a controlling interest in Seller either directly or through affiliates and no director or officer of the Custodian is also a director or officer of Seller;

     (h) The Custodian shall maintain Custodial Accounts for Buyer and Seller as custody accounts for the purpose of holding funds on deposit therein and reflecting Assets owned by the related party. The Custodian shall administer such accounts in the same manner it administers similar accounts established for the same purpose; and

     (i) The Custodian shall monitor the financing statements filed with respect to the Assets naming it as the secured party and shall cause Seller to file or, if Seller shall fail to file in a timely manner, shall itself file such amendments and continuation statements with respect thereto necessary in order to maintain the perfected security interest of the Custodian in the Assets.

     SECTION 5.02. CUSTODIAN OF DOCUMENTS. The Custodian, either directly or by acting through an agent, shall hold all documents relating to any Asset that comes into its possession for the exclusive use and benefit of the Owner of such Asset and shall make disposition thereof only in accordance with the instructions furnished by such Owner. The Custodian shall segregate and maintain continuous custody of all such documents received by it in secure facilities in accordance with customary standards for such custody and shall not release such documents or transfer such documents to any other party, including any subcustodian, without the express written consent of the related Owner.

     SECTION 5.03. CHARGES AND EXPENSES. Seller will pay all fees of the Custodian in connection with the performance of its duties hereunder in accordance with written agreements to be entered into from time to time between the Custodian and Seller, including fees and expenses of counsel incurred by the Custodian in the performance of its duties hereunder; provided, however, that the Custodian shall in no event acquire any lien upon any Asset deposited under this Agreement, or any claim against Buyer or any Owner, by reason of the failure of Seller to pay any of such charges or expenses.

     SECTION 5.04. NO ADVERSE INTERESTS. The Custodian covenants and warrants to Buyer, Seller and each Owner, that: (i) as of the related date on which the Custodian receives evidence of the perfection of its interest in the related Assets, it holds no adverse interest, by way of security or otherwise, in any Asset; and (ii) the execution of this Agreement and the creation of the custodial relationship hereunder does not create any interest, by way of security or otherwise of the Custodian in or to any Asset, other than the Custodian's rights as custodian hereunder.

     SECTION 5.05. INSPECTIONS. Upon reasonable prior written notice to the Custodian and except as otherwise provided in Section 5.02(a), any Owner and such Owner's agents, accountants, attorneys and auditors will be permitted during normal business hours to examine the Custodian's documents, records and other papers in possession of or under the control of the Custodian relating to the Assets owned by such Owner.

     SECTION 5.06. INSURANCE. The Custodian shall, at its own expense, maintain at all times during the existence of this Agreement and keep in full force and effect, (1) fidelity insurance, (2) theft of documents insurance, (3) forgery insurance subject to deductibles, all as is customary for amounts and with insurance companies reasonably acceptable to Buyer and Seller. A certificate of the respective insurer as to each such policy or a blanket policy for such coverage shall be furnished to any Owner, upon request, containing the insurer's statement or endorsement that such insurance shall not terminate prior to receipt by such party, by registered mail, of ten (10) days' advance notice thereof.

     SECTION 5.07. LIMITATION OF LIABILITY. The Custodian shall be subject to no liability under this Agreement to Owners except for liabilities arising from the Custodian's negligence or willful misconduct in connection with its performance of such obligations and duties as are specifically set forth herein. The Custodian shall not be liable for any action or non-action by it in reliance on advice of counsel believed by it in good faith to be competent to give such advice. The Custodian may rely and shall be protected in acting upon any written notice, order, request, direction or other document reasonably believed by it to be genuine and to have been signed or presented by the proper party or parties.

     SECTION 5.08. INDEMNIFICATION. Seller agrees to indemnify the Custodian against, and to hold it harmless from, any liabilities, and any related out-of-pocket expenses, which it may incur in connection with this Agreement or the Trust Receipts, other than any liabilities and expenses arising out of the Custodian's negligence or bad faith. The Custodian agrees to indemnify Buyer, Seller and any Owner against out-of-pocket expenses which it may incur in connection with this Agreement and which is directly and proximately caused by the Custodian's negligence or willful misconduct.

                                   ARTICLE VI

                            MISCELLANEOUS PROVISIONS

     SECTION 6.01. AMENDMENT. This Agreement may be amended from time to time by the Custodian, Buyer and Seller by written agreement signed by such Parties.

     SECTION 6.02. GOVERNING LAW. This Agreement shall be construed in accordance with the laws of the State of New York governing agreements made and to be performed therein, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

     SECTION 6.03. NEW YORK JURISDICTION; WAIVER OF JURY TRIAL. The Custodian, Buyer and Seller hereby agree to submit to the courts of the State of New York in any action or proceeding arising out of this Agreement. The Custodian, Buyer and Seller each hereby waives the right of trial by jury in any litigation arising hereunder.

     SECTION 6.04. NOTICES. All demands, notices and communications hereunder, except as otherwise provided herein, shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by facsimile transmission, to:

          (a)  in the case of the Custodian:

               First Bank National Association
               c/o First Trust National Association
               180 East Fifth Street
               2nd Floor
               St. Paul, Minnesota 55101

               Attention: Structured Finance
               Telephone: (612) 244-5007
               Telecopy: (612) 244-0089

               with a copy to:
               First Trust National Association
               180 East Fifth Street
               St. Paul, Minnesota 55101

               Attention: Specialized Finance Services
               Telephone: (612) 244-1196
               Telecopy: (612) 244-1145

          (b)  in the case of Buyer:

               Contract Issues:
               ---------------
               Salomon Brothers Holding Company Inc
               Seven World Trade Center
               New York, New York 10048

               Attention: Barrie Ringelheim, 42nd Floor
               Telephone: (212) 783-4410

               Operations Issues:
               -----------------
               Salomon Brothers Holding Company Inc
               c/o Salomon Brothers Inc
               8800 Hidden River Parkway
               Tampa, Florida  33637

               Attention: John Sorbo
               Telephone: (813) 558-7000

          (c)  in the case of Seller:

               Green Tree Financial Corporation
               1100 Landmark Towers
               345 St. Peter Street
               St. Paul, Minnesota 55102

               Attention: Chief Financial Officer
               Telephone: (612) 293-3420
               Telecopy: (612) 293-5746

     SECTION 6.05. SEVERABILITY OF PROVISIONS. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

     SECTION 6.06. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto.

     SECTION 6.07. COUNTERPARTS. This Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

     SECTION 6.08. ASSIGNMENT. No party hereto shall sell, pledge, assign or otherwise transfer this Agreement without the prior written consent of the other parties hereto.

     SECTION 6.09. HEADINGS. Section headings are for reference purposes only and shall not be construed as a part of this Agreement.

     IN WITNESS WHEREOF, Buyer, Seller and Custodian have caused their names to be signed hereto by their respective officers thereunto duly authorized, all as of the day and year first above written.

                         SALOMON BROTHERS HOLDING COMPANY INC,
                           as Buyer


                         By:  _______________________________
                         Name:  _____________________________
                         Title:  ____________________________


                         GREEN TREE FINANCIAL CORPORATION,
                           as Seller


                         By:  _______________________________
                         Name:  _____________________________
                         Title:  ____________________________


                         FIRST BANK NATIONAL ASSOCIATION,
                           as Custodian


                         By:  _______________________________
                         Name:  _____________________________
                         Title:  ____________________________

                                   EXHIBIT A


                             FORM OF TRUST RECEIPT

THIS TRUST RECEIPT IS
NOT A NEGOTIABLE
INSTRUMENT.

                           TRUST RECEIPT/1/                          [Date]


[ADDRESSEE]



          Re:  Ownership Interest in Manufactured
               Housing Conditional Sales MH Contracts,
               Home Improvement Loans or Retail Installment
               Contracts under the Master Repurchase Agreement
               -----------------------------------------------

Gentlemen:

     First Bank National Association, in its capacity as custodian (the "Custodian") under a Tri-Party Custodial Agreement (the "Agreement"), by and among Salomon Brothers Holding Company Inc ("Buyer"), Green Tree Financial Corporation and the Custodian, hereby confirms your ownership interest, under the terms and conditions of the Agreement, of the manufactured housing conditional sales contracts (the "MH Contracts"), the home improvement loans (the "Home Improvement Loans") or retail installment contracts ("Retail Installment Contracts"), as applicable, listed on the schedule attached hereto. The Custodian shall act as custodian and bailee exclusively for you and your assigns with respect to each such MH Contract, Home Improvement Loan or Retail Installment Contracts, as applicable ("Assets").

     This Trust Receipt may be assigned, in whole only, by endorsement by the registered holder on the assignment form set forth below. Upon presentation of this Trust Receipt to the Custodian endorsed as aforesaid, the Custodian shall issue a new Trust Receipt with respect to the Assets in the name of the assignee.

     Capitalized terms used and not otherwise defined herein shall have the meanings assigned in the Agreement.

     Upon the Custodian receiving written certification from the registered holder of this Trust Receipt, if such holder is other than Buyer, that an event of default under a repurchase agreement

---------------------
  /1/ A separate Trust Receipt shall be issued for each Transaction and each Trust Receipt shall relate to only one variety of Assets.

between the holder and Buyer has occurred and is continuing, the Custodian shall follow the instructions of the registered holder including instructions regarding the release of the related Assets from the Agreement and the transfer of such Assets and shall do such other acts and execute such other documents as may be deemed reasonably necessary by the registered holder to comply with such instructions.


                              FIRST BANK NATIONAL ASSOCIATION,
                                as Custodian



                              By:  ______________________________
                              Name:  ____________________________
                              Title:  ___________________________

                                   ASSIGNMENT
                                   ----------

     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto -------------------------------------------------------
------------------------------------------------------------------------
------------------------------------------------------------------------
(Please print or typewrite name and address including postal zip code of assignee)

the beneficial interest evidenced by the within Trust Receipt and hereby authorizes the transfer of registration of such interest to assignee on the Trust Receipt Register of the Custodian.

     I (We) further direct the Custodian to issue a new Trust Receipt relating to the same Assets as the within Trust Receipt to the above named assignee and deliver such Trust Receipt to the following address:

----------------------------------------------------------------------------- .
----------------------------------------------------------------------------- .
Dated:


                                    ______________________________
                                    Signature by or on behalf of
                                    assignor

Following is the identifying information for the Assets referred to in this Trust Receipt:

                                                                       Exhibit B
                                                                       ---------


                               FORM OF ASSIGNMENT
                                FOR MH Contracts

                                   ASSIGNMENT

     The undersigned hereby certifies that he is the ________________________ of Green Tree Financial Corporation, a Delaware corporation ("Seller"), and that as such he is duly authorized to execute and deliver this Assignment pursuant to the Tri-Party Custodial Agreement dated as of __________ __, 1995 (the "Custodial Agreement") by and among Salomon Brothers Holding Company Inc, Seller and First Bank National Association, as Custodian (the "Custodian").

     Seller does hereby assign to the Custodian under the terms of the Custodial Agreement to be held on behalf of Seller and its transferees, as their interests may appear, (i) all Seller's right, title and interest in and to the manufactured housing installment sales contracts described on the List of MH Contracts attached hereto (the "MH Contracts") and the proceeds thereof (including, without limitation, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after the date specified on such List of MH Contracts), (ii) all rights under any hazard insurance policy relating to a manufactured home securing an MH Contract for benefit of the creditor of such MH Contract and all rights under any blanket hazard insurance policy and the proceeds from the MH Contract holders' errors and omissions protection policy to the extent they relate to such manufactured homes, (iii) all rights under any FHA/VA regulation related to any FHA/VA Contract, (iv) all documents contained in the MH Contract Files and (v) all proceeds in any way derived from the foregoing.

     The undersigned on behalf of Seller hereby certifies that the MH Contracts and such List of MH Contracts are the MH Contracts and List of MH Contracts referred to in the UCC-1 financing statement filed by Seller on __________ __, 1995 (file number _________________).


                              GREEN TREE FINANCIAL CORPORATION


                              By
                                ---------------------------------

                                      Its
                                         ------------------------

                                                                       Exhibit C
                                                                       ---------


                             FORM OF ASSIGNMENT FOR
                             HOME IMPROVEMENT LOANS

                                   ASSIGNMENT


          The undersigned hereby certifies that the undersigned is the _________________ of Green Tree Financial Corporation, a Delaware corporation ("Seller"), and that as such the undersigned is duly authorized to execute and deliver this Assignment pursuant to the Tri-Party Custodial Agreement dated as of __________ __, 1995 (the "Custodial Agreement"), by and among Salomon Brothers Holding Company Inc, Seller and First Bank National Association, as Custodian (the "Custodian").

          Seller does hereby assign to Custodian under the terms of the Custodial Agreement to be held on behalf of Seller and its transferees, as their interests may appear, (i) all Seller's right, title and interest in and to the Home Improvement Loans described on the List of Home Improvement Loans attached hereto and the proceeds thereof (including, without limitation, all liens created thereby and any and all rights to receive payments, including principal and interest, which are due pursuant thereto from and after the date specified on such List of Home Improvement Loans and all recourse rights against third persons), (ii) all rights under any FHA insurance and any hazard insurance policy relating to real property securing a Home Improvement Loan for benefit of the creditor of such Home Improvement Loan and all rights under any blanket hazard insurance policy and the proceeds from the Home Improvement Loan holders' errors and omissions protection policy to the extent they relate to such real property, (iii) all rights under any FHA regulation related to any Title I Loan,
(iv) all documents contained in the Home Improvement Loan Files and (v) all proceeds in any way derived from the foregoing.


Dated:  _______________, 19__


                              Green Tree Financial Corporation


                              By:_______________________________
                                 Name:
                                 Title:

                                                                       Exhibit D
                                                                       ---------


                             FORM OF ASSIGNMENT FOR
                          RETAIL INSTALMENT CONTRACTS

                                   ASSIGNMENT

     The undersigned hereby certifies that he is the ________________________ of Green Tree Financial Corporation, a Delaware corporation ("Seller"), and that as such he is duly authorized to execute and deliver this Assignment pursuant to the Tri-Party Custodial Agreement dated as of __________ __, 1995 (the "Custodial Agreement") by and among Salomon Brothers Holding Company Inc, Seller and First Bank National Association, as Custodian (the "Custodian").

     Seller does hereby assign to the Custodian under the terms of the Custodial Agreement to be held on behalf of Seller and its transferees, as their interests may appear, (i) all Seller's right, title and interest in and to the retail installment contracts described on the List of Retail Installment Contracts attached hereto (the "Retail Installments Contracts") and the proceeds thereof (including, without limitation, all security interests created thereby and any and all rights to receive payments which are due pursuant thereto from and after the date specified on such List of Retail Installments Contracts), (ii) all documents contained in the Retail Installment Contract Files and (iii) all proceeds in any way derived from the foregoing.

     The undersigned on behalf of Seller hereby certifies that the Retail Installment Contracts and such List of Retail Installments Contracts are the Retail Installments Contracts and List of Retail Installments Contracts referred to in the UCC-1 financing statement filed by Seller on __________ __, 1995 (file number _________________).


                              GREEN TREE FINANCIAL CORPORATION


                              By
                                ---------------------------------------

                                      Its
                                         ------------------------------

                                      D-1